SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 23, 2002

Andersen Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1460	06-0659863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue
Suite 1202
New York, New York	10022
(Address of Principal	(Zip Code)
Executive Offices)
Registrant's telephone number, including area code	(212) 826-8942

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired

None.

(b)	Pro Forma Financial Information

None.

(c)	Exhibits

99.1	Selected slides from the presentation on July 23, 2002, sponsored by Andersen Group, Inc.

Item 9. Regulation FD Disclosure.

On July 23, 2002, Andersen Group, Inc. (the “Company”) sponsored a presentation on the state and future of the broadband communications market in Moscow. At the presentation the speakers discussed a variety of information about ComCor-TV including projections of its Network growth, subscriber growth, development of new services as well as certain financial projections and information as seen in the selected slides from the presentation attached hereto as Exhibit 99.1 and incorporated herein by reference.

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SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Andersen Group, Inc.
(Registrant)

Date: July 24, 2002	/s/ Andrew M. O'Shea ————————————
Name: Andrew M. O'Shea
Title: Chief Financial Officer

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